Exhibit 10.11

Master Service Agreement

1.                                      General.  This master service agreement (this “Agreement”) is between ViaWest, Inc. (“ViaWest”) and the customer set forth below (“Customer”).  This Agreement sets forth the terms and conditions pursuant to which ViaWest shall provide colocation, dedicated and/or virtual hosting service, and/or dedicated Internet access service and, if ordered or requested by Customer, “remote hands” and/or other additional products or service (collectively, the “Service”) to Customer.  This Agreement shall be effective on the date that this Agreement is executed by both ViaWest and Customer, and each Order Form (as defined in Section 2) shall be effective on the date that it is executed by Customer and accepted in writing by ViaWest (each, an “Effective Date”).

2.A.                          Billing Information.  Customer agrees to pay the rates and charges set forth in the order form(s) (each, an “Order Form”) executed by Customer and ViaWest for the Service pursuant to the terms set forth therein.  Customer must provide ViaWest with accurate and complete billing information, and shall report to ViaWest any changes in billing information within 30 days of such change.  All charges invoiced to Customer shall be deemed valid unless Customer disputes such charges in writing within 60 days after the invoice is sent by ViaWest to Customer.  Undisputed payments for invoiced amounts are due within 20 days of receipt of invoice by Customer.  ViaWest’s acceptance of this Agreement is subject to satisfactory completion by ViaWest of a Customer credit check, and ViaWest reserves the right at any time to condition provision of the Service on reasonable assurance of payment.

2.B.                          Start Dates.  Unless otherwise expressly set forth on an Order Form, monthly recurring charges for all new Service set forth on each Order Form shall begin billing on the earlier to occur of (a) the date that Customer actually begins utilizing any Service set forth on such Order Form or places any equipment in the ViaWest data center (new Service delivery only) and (b) the billing start date set forth on such Order Form or issued in writing or via e-mail by ViaWest following execution of the Order Form (the “Billing Start Date”).  If Customer is not able to use the Service beginning on the Billing Start Date solely as a result of delays caused by ViaWest, then the Billing Start Date set forth on an Order Form shall be extended for each day of delay caused by ViaWest.  In the event ViaWest has completed installation of a portion (but not all) of the Service set forth on an Order Form, ViaWest may, at its discretion, invoice Customer for that portion of the Service already installed and provided by ViaWest, and Customer shall be obligated to pay for such Service in accordance with this Section 2.  Billing for partial months is prorated based on a calendar month.  Unless otherwise expressly set forth on an Order Form, non-recurring charges, including set-up and installation fees, are payable upon installation of the applicable Service.  The rates and charges for electrical power services set forth on an Order Form may increase from time to time during the Service Term (as defined in Section 3) in an amount proportional to any increases experienced by ViaWest in obtaining such electrical power services from the underlying provider. Unless otherwise expressly set forth on an Order Form, monthly recurring charges for all Services (other than electrical power services) shall increase 3% per year beginning on the first anniversary of Service Term Start Date (as defined below) and continuing on each anniversary of such Service Term Start Date thereafter until termination of the Service pursuant to this Agreement.  For purposes of this Agreement, the “Service Term Start Date” shall mean the first day of the calendar month following the Billing Start Date for the last Service installed on such Order Form.  Customer agrees to pay interest on all amounts not paid within 30 days of  the applicable due date at the rate of the lesser of (a) 1.5% per month or portion thereof or (b) the highest rate permitted by applicable law.  Customer agrees to pay all taxes and fees assessed in connection with the Service, except for taxes based on ViaWest’s net income.

3.A.                          Term.  For each Service ordered by Customer, this Agreement shall be effective on the applicable Effective Date and shall continue for the number of months set forth on the applicable Order Form from the Service Term Start Date (each, a “Service Term”); provided, however, in no event shall any Service Term extend beyond the term of the underlying lease or other superior interest in the applicable data center, unless ViaWest elects to relocate the Service to another ViaWest-operated data center in the same metropolitan area.  Any Service may be terminated by either party at the end of the applicable Service Term by giving written notice at least 90 days prior thereto, but in the absence of such notice, the applicable Service Term shall automatically renew under the same terms and conditions for a term equal to that of the original Service Term (such renewal term(s) shall also be referred to herein as a “Service Term”).  If Customer terminates a Service Term pursuant to the terms of this Section 3, Customer agrees to notify ViaWest in writing.  Any written notice by Customer to ViaWest of intent to terminate in accordance with this Agreement must be provided via e-mail to cancel@viawest.net or to such other address provided by ViaWest to Customer in writing.  Upon termination of all applicable Service Terms, this Agreement shall terminate automatically.  Termination or suspension of a Service for any reason shall not relieve Customer of its obligation to pay charges for such Service accrued through the date of termination or suspension.  Upon termination of the relevant space-related Service, ViaWest may terminate provision of all associated non space-related Service, including power and bandwidth.

3.B.                          Termination for Cause.  Either party may terminate this Agreement or ViaWest may suspend provision of the Service immediately upon an event of default of the other party.  An event of default shall be defined as (a) in the case of Customer only, failure to pay any amount within twenty (20) of the applicable due date; (b) in the case of Customer only, failure to comply with ViaWest’s acceptable use policy (“AUP”), which policy is posted on ViaWest’s web site at http://www.viawest.com/acceptable-use.html, any applicable licensing addendum (“Addendum”), which addenda are posted at http://msa.viawest.net, or, with respect to any colocation-related Service, ViaWest’s data center rules of use (“Data Center Rules”), which rules are posted in the applicable data center; or (c) any material breach of this Agreement by the other party, which breach is not cured within 30 days following written notice by the non-breaching party, provided that this subsection (c) shall not apply with respect to payment obligations, Service-related issues and/or obligations (including notifications), and/or obligations to comply with ViaWest’s AUP and/or Data Center Rules, all of which are covered by Sections 3(a) — 3(b) above or Section 13.

3.C.                          Termination for Convenience.  Customer may terminate any Service for its convenience prior to the end of the applicable Service Term, provided that Customer gives ViaWest at least sixty (60) days prior written notice of such termination and pays ViaWest the following early termination fee (as liquidated damages, not a penalty) prior to the effective date of termination of such Service:  (a) one hundred percent (100%) of the remaining monthly recurring charges for each terminated Service for months one (1) through twelve (12) of the then-effective Service Term; plus (b) fifty percent (50%) of the remaining monthly recurring charges for each terminated Service for months thirteen (13) through twenty-four (24) of the then-effective Service Term; plus (c) twenty-five percent (25%) of the remaining monthly recurring charges for each terminated Service for months twenty-five (25) through the end of the then-effective Service Term; plus (d) any previously waived or discounted fees, including, without limitation, installation fees; plus (e) any termination fees or liability associated with any third-party telecommunication services used by ViaWest in the provision of the Service; plus (f) the unamortized portion of any commissions paid by ViaWest to any broker, agent or other authorized representative of Customer; plus (g) all reasonable costs and expenses, including, without limitation, attorneys’ fees, incurred by ViaWest as a result of collecting such early termination fee or any other amounts due under this Agreement.  Customer shall not be liable for the above-stated early termination fee if Customer terminates this Agreement pursuant to Section 13.C. or due to an event of default by ViaWest pursuant to Section 3.  In addition to other remedies available to ViaWest under this Agreement, at law, or in equity, Customer shall pay the above-stated early termination fee (as liquidated damages, not a penalty) for any termination of this Agreement or any or all Service by ViaWest due to an event of default by Customer.

4.A.                          Representations, Warranties, and Obligations of Customer.  Customer represents and warrants that it has and shall have full right and authority to enter into this Agreement.  In addition, Customer agrees that its use and its customers’ and other third-party users’ use of the Service and the Customer Data (as defined below) shall not knowingly violate the terms of ViaWest’s AUP, Addendum or Data Center Rules, and Customer shall not use, and shall not permit its agents to use, the Service or Customer’s Equipment (defined below) for any illegal purpose.  Customer at all times shall be responsible for the editorial supervision of the text, data, images, sounds, photographs, illustrations, graphics, programs, code, and other materials transmitted or stored through the Service (the “Customer Data”).

4.B.                          Customer Equipment. With respect to colocation-related Service, Customer shall have access to all Customer-owned or Customer-provided equipment (collectively, the “Customer Equipment”) during the term of this

Agreement 24 hours each day, 7 days each week, provided, however, that Customer adheres at all times to the provisions of this Agreement, ViaWest’s security and access procedures and Data Center Rules at the time of such access.  ViaWest, in its sole discretion, may require that Customer and any of Customer’s agents be escorted when they are in the ViaWest data center, and may suspend Customer’s access in an emergency situation.  Customer shall obtain and keep in effect at all times during the Term all licenses, permits and other authorizations required with respect to the business conducted by Customer and with respect to the installation, operation, maintenance, servicing or removal of Customer Equipment.  Customer expressly assumes all risk of loss of or to the Customer Equipment.  With respect to hosting-related Service, Customer shall have no right to access ViaWest’s data center, any equipment, or any software installed or used by ViaWest on the equipment, and the equipment used by ViaWest to provide the Service and such software shall remain the sole and exclusive property of ViaWest.

4.C.                          Equipment Removal.   If any Customer Equipment remains in a ViaWest data center following termination of Customer’s space-related Service, Customer shall be (i) responsible for all monthly recurring fees, and (ii) subject to all obligations of Customer contained in this Agreement, in each case until removal of the Customer Equipment by Customer or ViaWest pursuant to this Section 4.C.  Following termination of Customer’s space-related Service, Customer shall not have access to such space or the ViaWest data center unless approved in advance by ViaWest and subject to any reasonable access conditions imposed by ViaWest.  If Customer does not remove the Customer Equipment within seven (7) days following the date of termination of Customer’s space-related Service, unless other arrangements (including the payment of a storage fee) have been made between Customer and ViaWest, Customer agrees that the Customer Equipment shall be deemed to be transferred to ViaWest, and ViaWest may remove and dispose of the Customer Equipment at its sole discretion and may retain any proceeds from such disposition, without any liability to Customer or any of its affiliates, customers, vendors, lenders, employees, contractors, or agents.

5.                                      Representations, Warranties, and Obligations of ViaWest.  ViaWest represents and warrants that it has and shall have full right and authority to enter into this Agreement.  In addition, ViaWest agrees that it shall use its best efforts to provide the Service in accordance with Section 13; to the extent that ViaWest does not provide the Service in accordance with Section 13, ViaWest agrees to provide Customer with the remedies set forth in Section 13.  At Customer’s request, ViaWest shall use commercially reasonable efforts to secure domain names and to assign Internet Protocol (“IP”) address space for Customer during a Service Term and to route those IP addresses on ViaWest’s network.  Customer shall have no right to route such IP addresses.  ViaWest shall retain ownership of all such IP addresses at all times, and Customer’s access to such IP addresses shall cease immediately upon termination of the Agreement.  In the event of a network-based or other attack against Customer’s Equipment, other property of Customer or other property in the ViaWest data center, ViaWest may, at its sole option and in its sole discretion, shut off, disconnect or deactivate any portion or all of Customer’s Equipment or Service and shall promptly provide notice of same to Customer.

6.                                      Disclaimer of Warranties.  ViaWest exercises no control over and accepts no responsibility for the information or content accessible on the Internet or for the products or services of third parties that may be included in the Services.  The Internet is not a secure network; confidential or sensitive information should not be transmitted over the Internet or stored on computers directly connected to the Internet.  ViaWest disclaims any liability for loss or theft of information transmitted over the Internet or stored on computers directly connected to the Internet.  THE SERVICE AND ANY RELATED SOFTWARE AND/OR EQUIPMENT ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.  NEITHER VIAWEST NOR ITS EMPLOYEES, AFFILIATES, CONTRACTORS, OR AGENTS WARRANT THAT THE SERVICE SHALL BE ERROR-FREE, UNINTERRUPTED, SECURE, OR PRODUCE PARTICULAR RESULTS OR THAT THE INFORMATION OBTAINED ON THE INTERNET SHALL BE RELIABLE OR UNOBJECTIONABLE.  NO ADVICE OR INFORMATION GIVEN BY VIAWEST OR ITS EMPLOYEES, AFFILIATES, CONTRACTORS, OR AGENTS SHALL CREATE A WARRANTY.

7.A.                          Indemnification by ViaWest.  Subject to the terms of this Agreement, ViaWest shall indemnify, defend, and hold harmless Customer and its employees, and affiliates from and against any and all claims, damages, losses, liabilities, suits, actions, demands, proceedings (whether legal or administrative), and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) arising from or related to (a) tangible personal property damage to Customer’s equipment located in the ViaWest data center resulting from ViaWest’s negligence or willful misconduct, up to the full replacement cost of the damaged equipment; (b) actual personal injury damage resulting from ViaWest’s negligence or willful misconduct, in each case up to the limits covered by ViaWest’s applicable insurance policies, provided, however that indemnification relating to personal injury shall not apply to any claims made by Customer’s employees that are covered under applicable workers’ compensation laws; and (c) any claim or allegation that the Service violates or infringes upon the intellectual property rights of a third party In addition, if any portion of the Service becomes, or in ViaWest’s opinion is likely to become, the subject of a claim of infringement of any third party intellectual property rights recognized in the United States of America, then ViaWest, at its option and expense, may do one of the following: (1) procure for Customer the right to continue using such portion of the Service; (2) replace or modify such portion of the Service so that it becomes non-infringing; or (3) terminate this Agreement and refund Customer a pro-rated portion of any unused Service fees actually paid. The obligation of ViaWest set forth in the preceding sentence does not apply (a) with respect to portions or components of the Service (i) that are not supplied directly by ViaWest, (ii) that are made or modified in whole or in part in accordance with Customer’s specifications, (iii) that are modified by Customer to the extent the alleged infringement relates to such modification, or (iv) that are combined with other products, processes or materials other than by ViaWest to the extent the infringement relates to such combination; or (b) where Customer’s use of the Service is not strictly in accordance with the terms of this Agreement and the applicable software license agreement provided by ViaWest to Customer or agreed to by Customer via a “click-to-accept” license during installation, if any.  Notwithstanding anything to the contrary set forth in this Agreement, Customer’s sole and exclusive remedies against ViaWest for intellectual property infringement are as set forth in this Section 7.A.

7.B.                          Indemnification by Customer.  Customer shall indemnify, defend, and hold harmless ViaWest and its employees, affiliates, contractors, and agents from and against any and all Losses arising from or related to (a) any breach of this Agreement, ViaWest’s AUP or, with respect to any colocation-related Service, ViaWest’s Data Center Rules; or (b) any use of the Service, or any negligent or willful act or omission by Customer or any of its invitees, employees, affiliates, contractors, or agents.  Provided, however, Customer shall only be liable hereunder to the extent the claim is caused or alleged to be caused by the negligence or willful act or omission of Customer.

8.                                      Limitation of Liability.  IN NO EVENT SHALL VIAWEST CUSTOMER, OR THEIR RESPECTIVE EMPLOYEES, AFFILIATES, CONTRACTORS, OR AGENTS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR FOR ANY LOST OR IMPUTED PROFITS, REVENUE, DATA, OR USE, REGARDLESS OF THE LEGAL THEORY UNDER WHICH SUCH   LIABILITY    IS    ASSERTED, INCLUDING, WITHOUT   LIMITATION, LEGAL THEORIES OF CONTRACT, TORT, OR STRICT LIABILITY, EVEN IF VIAWEST OR CUSTOMER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN ADDITION, EXCEPT WITH RESPECT TO A CLAIM FOR INDEMNIFICATION DESCRIBED IN SECTION 7A (C), IN NO EVENT SHALL VIAWEST’S OR CUSTOMER’S LIABILITY FOR ANY DAMAGES EXCEED THE ACTUAL DOLLAR AMOUNT PAID BY CUSTOMER FOR THE SERVICE DURING THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE THE DAMAGES OCCURRED OR THE CAUSE OF ACTION AROSE.  With the exception of any monetary obligations under this Agreement, neither party shall be responsible for performance of its obligations hereunder where delayed or hindered by events beyond its reasonable control, including, without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, flood, accident, strike or other labor disturbance, interruption of or delay in transportation or telecommunication service, act of its vendors or suppliers or their products and services, or inability to obtain raw materials, supplies, or power used in or equipment needed for the provision of the Service.

9.                                      Insurance.  (a)  With respect to colocation-related Service:  Customer must procure and maintain the following insurance during the Service Term:  (i) “all risk” property insurance covering all Customer equipment located in the ViaWest data center in an amount not less than its full replacement cost; (ii) commercial general liability insurance in an amount not less than $2,000,000 per occurrence for bodily injury and property damage; (iii) employer’s liability insurance in an amount not less than $1,000,000 per occurrence; and (iv) worker’s compensation insurance in an amount not less than that required by applicable law.  (b) With respect to hosting-related Service:  Customer shall procure and maintain throughout the Service Term (i) professional liability insurance and (ii) standard form property insurance, including business interruption and electronic data processing media insurance, in each case in the amount of $1,000,000 per occurrence. The above policies, with respect to both collocation-related and hosting-related Service, must list ViaWest and any additional parties that ViaWest may reasonably designate as additional insured(s) and shall be provided by an insurance company reasonably satisfactory to ViaWest.  Customer’s policies must contain provisions providing that such insurance is primary insurance insofar as ViaWest and Customer are concerned, with any other insurance maintained by ViaWest being excess and noncontributing with the insurance required of Customer and providing coverage for the contractual liability of Customer to indemnify ViaWest.  Customer is responsible for requiring its contractors, subcontractors, and/or sublicensees that access any ViaWest facilities to procure and maintain the same types, amounts, and coverage extensions as required of ViaWest customers.  Upon request, Customer shall provide certificate(s) of insurance to ViaWest evidencing such insurance requirements.  Customer agrees to provide ViaWest with not less than sixty (60) days prior notice of any cancellation or material change to such insurance policies.

10.                               Assignment.  Customer shall not assign this Agreement without the prior written consent of ViaWest, which consent shall not be unreasonably withheld.

11.                               Governing Law; Venue.  This Agreement shall be governed by the laws of the State of Colorado, without regard to its conflicts of laws principles.  Each of the parties hereby irrevocably submits to the exclusive personal jurisdiction of any federal or state court of competent jurisdiction located in Denver, Colorado, in any action or proceeding relating to this Agreement.  EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER CLAIMS.

12.                               Non-Disclosure.  During the Service Term, each party may have access to certain confidential and proprietary information disclosed by the other party, including, without limitation, information relating to either party’s clients, customers, or business operations (including the terms of this Agreement and the rates charged for the Service), whether disclosed orally or in writing by any other media (collectively, “Confidential Information”).  Each party (the “Receiving Party”) acknowledges that the Confidential Information of the other party (the “Disclosing Party”) may contain information valuable to the Disclosing Party and that any such Confidential Information shall remain the property of the Disclosing Party.  Each party shall use the Confidential Information provided hereunder only for purposes directly related to the purpose for which it was provided and shall restrict disclosure of Confidential Information solely to its employees and subcontractors with a need to know, or to other third parties expressly permitted by the Disclosing Party, and not disclose such Confidential Information to any other parties, and otherwise to protect the Confidential Information with no less restrictive measures than it uses to protect its own confidential and proprietary information.  The Receiving Party shall be responsible for any breach of this Section 12 by its employees, subcontractors or any third parties to whom Receiving Party discloses the Confidential Information.  “Confidential Information” shall not include information that:  (a) was in the public domain free of any obligation of confidence at the time it was communicated to the Receiving Party; (b) is rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was communicated to the Receiving Party; or (c) was in the Receiving Party’s possession free of any obligation of confidence at the time it was communicated to the Receiving Party.  Notwithstanding the above, the Receiving Party shall not be in violation of this Section 12 with regard to a disclosure that is in response to a valid order by a court or other governmental body, provided that the Receiving Party provides the Disclosing Party with written notice of such disclosure where reasonably possible in order to permit the Disclosing Party to seek confidential treatment of such information.  The obligations of confidentiality of each party under this Section 12 with regard to any disclosure of Confidential Information shall survive for two (2) years from the date of any such disclosure.  The parties recognize and agree that any breach of this Section 12 would cause irreparable harm and, accordingly, that injunctive relief is an appropriate remedy to prevent any threatened or ongoing breach of such confidentiality obligations.  Notwithstanding anything to the contrary set forth in this Section 12, any disclosure of confidential or proprietary information by means of a third-party attack, probe, theft, or other breach of network security (for which ViaWest expressly disclaims all liability as set forth in Section 6) shall not be deemed to be a breach of this Section 12 unless arising as the result of the gross negligence or willful misconduct of ViaWestThe terms of this Section 12 shall supersede and replace any non-disclosure or confidentiality agreement entered into by the parties prior to the Effective Date of this Agreement.

13.A.                   Service Level. For purposes of this Section 13, the “ViaWest Network” shall mean, with respect to the system facilitating Customer’s usage of and connection to the Internet, that portion of such system beginning at the entrance where the Customer’s collocation/hosting uplink (the “Customer Port”) connects to the network and ending where ViaWest delivers Internet Protocol (“IP”) data packets to the Public Internet (as hereinafter defined) on the Customer’s behalf.  For purposes of this Section 13, the “Public Internet” shall mean the gateway router interface between the ViaWest Network and ViaWest’s upstream providers’ networks.  For purposes of this Section 13, a trouble ticket may be opened in ViaWest’s trouble ticketing system by ViaWest, Customer, or ViaWest’s monitoring systems.  ViaWest reserves the right to verify the validity of any tickets opened by Customer or ViaWest’s monitoring systems.

13.B.                   Responsibilities for Hosting Service.  For the purposes of this Section 13, with respect to any hosting Service provided by ViaWest pursuant to this Agreement, the parties agree that ViaWest shall be responsible for the following:  (a)  Operating System Management:  ViaWest shall manage, maintain, and support the applicable Red Hat Linux and/or Windows Server operating system (the “Operating System”).  ViaWest shall perform the initial setup and installation of the Operating System and ongoing maintenance, including reasonable upgrades or fixes.  ViaWest shall use commercially reasonable efforts to notify Customer of any upgrades to the Operating System in advance of such upgrade.  (b) Server Infrastructure Management:  ViaWest shall manage, maintain, and support the following server infrastructure elements:  CPU, memory, hard disk, power supply, and motherboard (collectively, “Server Infrastructure”).  If Customer purchases any server upgrades, ViaWest also shall provide installation as necessary.  (c) Network Infrastructure Management:  ViaWest shall manage, maintain, and support the following network infrastructure elements: routers, switches, Internet connectivity on the ViaWest Network, and, to the extent ordered by Customer and provided by ViaWest as part of the Service, firewalls and load balancers (collectively, “ViaWest Network Infrastructure”).  (d) Monitoring:  ViaWest shall provide 24x7 monitoring of the Operating System, Server Infrastructure, and ViaWest Network Infrastructure for health and failure of these systems and infrastructures.  For the purposes of this Section 13, with respect to any hosting Service provided by ViaWest pursuant to this Agreement, the parties agree that Customer shall be responsible for the following:  (a)  Application, Code, and Content Management:  Customer shall manage, maintain, and support any application code or content that is not provided and installed by ViaWest.  Customer also shall be responsible for (1) application, code, and content compatibility with the Operating System, including upgrades and (2) loading its software to the server remotely.  If requested by Customer, ViaWest may provide software loading on a time and material basis if agreed by ViaWest in its discretion.  (b)  Server Access:  Customer shall be responsible for providing its own access to the server through an administration tool such as SSH, VNC, or Remote Desktop.  Customer also shall be responsible for any Internet access needed to access the server. (c)  Security:  Customer shall be responsible for the security of its Operating System, application, code, and content.  Customer shall provide ViaWest with user names and passwords for access to the Operating System, application, code, and content.  (d) Backup Service:  Customer shall be responsible for backup and recovery of its content unless backup services are purchased through ViaWest.

13.C.                   Satisfaction Guarantee.  In the event that Customer is not one hundred percent (100%) satisfied with the Service’s network availability, power availability, and/or hardware availability, then Customer may provide written notice to ViaWest of its dissatisfaction.  Such written notice must identify the affected Service, refer to this satisfaction guarantee, and document in reasonable detail Customer’s eligibility for credits due to noncompliance of the Service with the network availability commitment, power availability commitment, and/or the redundant hardware availability commitment set forth in Section 13.E., 13.F., and/or 13.K., as applicable.  Following receipt of such written notice, ViaWest shall have ten (10) days to cure the issue causing the noncompliance.  If, within such ten (10) day period, ViaWest does not cure the issue causing the noncompliance or provide documentation to Customer demonstrating that the Service is in compliance with the applicable commitment, then Customer, within ten (10) days following the end of ViaWest’s ten (10) day cure period, may terminate the affected Service without penalty upon written notice to ViaWest.  In addition, if Customer provides such written notice (as set forth above) to ViaWest four (4) or more times over any consecutive twelve (12) month period for the same root cause resulting in noncompliance of the same commitment (which notice is not countered by documentation demonstrating that the Service is in compliance with the applicable commitment), then Customer may terminate the affected Service without penalty upon written notice to ViaWest.  Any termination pursuant to this Section 13.C. shall be effective ten (10) business days after receipt of written notice by ViaWest.

13.D.                   ViaWest Installation Commitment.  Provided that (i) an Order Form does not contain any non-standard Service and (ii) Customer has returned to ViaWest in a timely manner a fully-completed order package with respect to such Order Form, as reasonably determined by ViaWest, ViaWest’s commitment is to install the Service set forth on such Order Form (i.e., standard hosting service, standard colocation space, and/or standard power and standard bandwidth) by the Billing Start Date set forth on the Order Form or issued in writing or via e-mail by ViaWest following execution of the Order Form.  If ViaWest fails to meet the installation commitment set forth in this Section 13.D. and Customer provides ViaWest with a written request within five (5) business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to fifty percent (50%) of the installation fees charged to Customer for the affected Service.

13.E.                    ViaWest Network Availability Commitment.  ViaWest’s commitment is to maintain availability of the ViaWest Network one hundred percent (100%) of the time.  Unavailability of the ViaWest Network is measured over a calendar month and is based on total outage time incurred by Customer.  Network unavailability shall exist when (i) a particular Customer Port is unable to transmit IP data packets from such Customer Port to the Public Internet via the ViaWest Network and (ii) such failure is recorded in ViaWest’s trouble ticket system.  Network unavailability is measured from the time the trouble ticket is opened to the time ViaWest confirms that the affected Service is again able to transmit and receive data.  ViaWest shall use commercially reasonable efforts to notify Customer, via any immediately available method selected by ViaWest, including, without limitation, telephone, e-mail or posting at mysupport.viawest.net, of any known network unavailability affecting Customer’s Service.  If ViaWest fails to meet the network availability commitment set forth in this Section 13.E. and Customer provides ViaWest with a written request within five business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges (as hereinafter defined) for the affected Service for each cumulative hour of unavailability or failure during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.F.                     ViaWest Power Availability Commitment.  This commitment shall apply only with respect to power Service provided by ViaWest to Customer in a colocation environment.  ViaWest’s commitment is to maintain availability of the AC power provided to Customer’s cabinet in the ViaWest data center one hundred percent (100%) of the time.  Unavailability of the AC power is measured by the number of minutes that power is not available to Customer’s cabinet measured from the time power unavailability is determined by ViaWest to the time power is restored.   AC power shall not be considered to be unavailable if provided through any secondary or supplemental power circuit without disconnection of service.  ViaWest shall use commercially reasonable efforts to notify Customer, via any immediately available method selected by ViaWest, including, without limitation, telephone, e-mail or posting at mysupport.viawest.net, of any known power unavailability affecting Customer’s cabinet.  If ViaWest fails to meet the power availability commitment set forth in this Section 13.F. and Customer provides ViaWest with a written request within five (5) business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges for the affected Service for each cumulative hour of unavailability or failure during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.G.                   ViaWest Network Connections Availability Commitment.  ViaWest’s commitment is to maintain availability of Customer’s network connections (i.e., cross connects provided by ViaWest) one hundred percent (100%) of the time.  Unavailability of Customer’s network connections is measured over a calendar month and is based on total outage time incurred by Customer.  For purposes of this Section 13.G., Customer’s network connections shall begin at the initial piece of ViaWest owned and operated equipment to which the applicable circuit connects and shall end at the demarcation point installed in Customer’s cabinet and/or cage.  Network connection unavailability shall exist when (a) due to a failure of Customer’s network connection(s) (i.e., cross connects provided by ViaWest), a particular Customer Port is unable to transmit data from the ViaWest network connection(s) and (b) such failure is recorded in ViaWest’s trouble ticket system.  Network connection unavailability is measured from the time the trouble ticket is opened to the time ViaWest confirms that the affected Service is again able to transmit and receive data.  ViaWest shall use commercially reasonable efforts to notify Customer, via any immediately available method selected by ViaWest, including, without limitation, telephone, e-mail or posting at mysupport.viawest.net, of any known unavailability of Customer’s network connections affecting Customer’s Service.  If ViaWest fails to meet the network availability commitment set forth in this Section 13.G. and Customer provides ViaWest with a written request within five (5) business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges (as hereinafter defined) for the affected Service for each cumulative hour of unavailability or failure during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.H.                  ViaWest Network Packet Loss Commitment.  ViaWest’s commitment is to maintain average packet loss of no more than 1% across the ViaWest Network.  Average packet loss across the ViaWest Network is measured over a twenty-four (24) hour period beginning at 12:01 A.M. MST each day.  Measurements shall be performed on an ongoing basis.  If ViaWest fails to meet the network packet loss commitment set forth in this Section 13.H. and Customer provides ViaWest with a written request within five (5) business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges for the affected Service for each twenty-four (24) hour measurement period during which ViaWest fails to meet the commitment during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.I.                       ViaWest Network Roundtrip Delay Commitment.  ViaWest’s commitment is to maintain average roundtrip delay of no more than forty (40) milliseconds across the ViaWest Network.  Average roundtrip delay across the ViaWest Network is measured over a twenty-four (24) hour period beginning at 12:01 A.M. MST each day.  Measurements shall be performed on an ongoing basis.  If ViaWest fails to meet the network roundtrip delay commitment set forth in this Section 13.I. and Customer provides ViaWest with a written request within five (5) business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges for the affected Service for each twenty-four (24) hour measurement period during which ViaWest fails to meet the commitment during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.J.                       ViaWest Non-Redundant Hardware Availability Commitment.  This commitment shall apply only with respect to Service provided by ViaWest to Customer in a hosting environment.  ViaWest’s commitment is to maintain availability of ViaWest-owned and operated hardware for which Customer has not ordered a redundant unit (the “Non-Redundant Hardware”) as follows:

hardware		availability
1.	Communications, controller, routers, switches, firewalls, and other network infrastructure	99.9%
2.	Disk storage (Local, VSAN, DAS)	99.9%
3.	CPU and/or processing platforms	99.9%

Unavailability of the Non-Redundant Hardware is measured over a calendar month and is based on total outage time incurred by Customer.  Non-Redundant Hardware unavailability shall exist when (1) the unit that is in production for provision of the Service is unable to operate in accordance with industry standards and causes unavailability of the Service and (2) such failure is recorded in ViaWest’s trouble ticket system.  Non-Redundant Hardware unavailability is measured from the time the trouble ticket is opened to the time ViaWest confirms that the affected unit is again operational.  ViaWest shall use commercially reasonable efforts to notify Customer, via any immediately available method selected by ViaWest, including, without limitation, telephone, e-mail or posting at mysupport.viawest.net, of any Non-Redundant Hardware unavailability affecting Customer’s Service.  If ViaWest fails to meet the Non-Redundant Hardware availability commitment set forth in this Section 13.J. and Customer provides ViaWest with a written request within five business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges for the affected Service for each cumulative hour of unavailability or failure during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.K.                  ViaWest Redundant Hardware Availability Commitment.  This commitment shall apply only with respect to Service provided by ViaWest to Customer in a hosting environment.  ViaWest’s commitment is to maintain availability of ViaWest-owned and operated hardware for which Customer has ordered a redundant unit (the “Redundant Hardware”) as follows:

hardware		availability
1.	Communications, controller, routers, switches, firewalls, and other network infrastructure	100%
2.	Disk storage (KINECTed)	100%
3.	CPU and/or processing platforms	100%

Unavailability of the Redundant Hardware is measured over a calendar month and is based on total outage time incurred by Customer.  Redundant Hardware unavailability shall exist when (1) both the primary and the redundant units that are in production for provision of the Service are unable to operate in accordance with industry standards and cause unavailability of the Service and (2) such failure is recorded in ViaWest’s trouble ticket system.  Redundant Hardware unavailability is measured from the time the trouble ticket is opened to the time ViaWest confirms that at least one of the affected units is again operational.  ViaWest shall use commercially reasonable efforts to notify Customer, via any immediately available method selected by ViaWest, including, without limitation, telephone, e-mail or posting at mysupport.viawest.net, of any Redundant Hardware unavailability affecting Customer’s Service.  If ViaWest fails to meet the Redundant Hardware availability commitment set forth in this Section 13.K. and Customer provides ViaWest with a written request within five business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges for the affected Service for each cumulative hour of unavailability or failure during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.L.                    ViaWest Support Response Commitment.  ViaWest’s service support for colocation and hosting Service is available 24 x 7.  ViaWest’s commitment is to respond to any failure of Customer’s colocation or hosting Service within the following time frames following ViaWest’s confirmation of such failure:

Severity	Response Time
Level 1 - Critical	15 minutes
Level 2 — Non-Critical	2 hours

For the purposes of this Section 13.L., (b) “Critical” issues shall mean all issues in which (i) Customer’s Operating System, Server Infrastructure, ViaWest Network Infrastructure, and/or the power to Customer’s space are unavailable for normal use, (ii) communications are significantly degraded, and/or (iii) data loss or corruption are observed; and (b) “response” shall mean that a ViaWest representative is working to resolve the issue.  If ViaWest fails to meet the support response commitment set forth in this Section 13.L. and Customer provides ViaWest with a written request within five business days of the last day of the month in which such failure occurred, ViaWest shall provide a service credit to Customer’s account equal to ten percent (10%) of Customer’s Monthly Service Charges (as hereinafter defined) for the affected Service for each cumulative hour of unavailability or failure during the applicable month, up to a maximum of the total Monthly Service Charges charged by ViaWest to Customer during the applicable month for the affected Service.

13.M.                Service Credit Eligibility.  In the event that Customer is eligible to receive multiple credits under this Section 13 from the same event pursuant to different commitments, such credits shall not be cumulative and Customer shall be eligible to receive only the maximum credit available for such event under the service level commitment corresponding to the root service failure.  For purposes of this Section 13, “Monthly Service Charges” shall mean the service charges (excluding any taxes, pass-through charges, promotional or other credits, colocation space or other non-bandwidth charges, set-up or installation charges, or other one-time charges) billed for the affected or applicable Service during the applicable month.  THIS SECTION 13 SETS FORTH CUSTOMER’S SOLE AND EXCLUSIVE REMEDY FOR EQUIPMENT AND/OR SOFTWARE FAILURES, SERVICE INTERRUPTIONS, SERVICE RESPONSE ISSUES, AND/OR SERVICE DEFICIENCIES OF ANY KIND WHATSOEVER.

13.N.                   Service Credit Exceptions.  For each commitment set forth in this Section 13, service credits shall not be available to Customer in cases where (1) the Service is unavailable as a result of (a) the acts or omissions of Customer or its employees, contractors, agents or end-users; (b) the failure, malfunction, or limitation of throughput of equipment, network, software, applications or systems not owned or directly controlled by ViaWest (including third-party products and services that may be included in the Services); (c) circumstances or causes beyond the control of ViaWest, including, without limitation, events of force majeure and third-party attacks on the ViaWest Network (such as ping and denial of service attacks); (d) scheduled maintenance with prior notice posted at mysupport.viawest.net, which URL is subject to change upon prior notice; or (e) urgent maintenance with notice provided as soon as is commercially practicable under the circumstances or (2) Customer is not in compliance with its applicable ViaWest Service Agreement (including ViaWest’s then-current Acceptable Use Policy and  Data Center Rules).  Such credits shall be granted only if Customer provides ViaWest with all requested information in an expeditious manner and affords ViaWest full and free access to Customer’s premises and equipment to make necessary repairs, maintenance, testing, etc.

13.O.                   Rerouting.  ViaWest reserves the right to re-route IP data packets to any and all Internet carriers connected to the ViaWest Network based upon current load and service issues at the time of re-routing.  The removal of IP data packets and the re-routing to another Internet carrier shall not be calculated in the service level commitments set forth in this Section 13.

13.P.                     Chronic Alerts.  In the event that a single alert or one or more related alerts recur on a consistent basis, as reasonably determined by ViaWest, and ViaWest determines that the alert(s) are generated due to a condition or component that is outside the scope of the Service to be provided by ViaWest under this Agreement, ViaWest may flag the condition or component generating the alerts as being in a “testing” status rather than in a “production” status.  If a condition or component is flagged as being in a “testing” status, it means that (i) an error or condition has occurred because of development or other inherent issues unrelated to the Service provided by ViaWest and (ii) any alerts generated from such condition or component are not subject to ViaWest’s problem resolution and escalation process and shall not be addressed by ViaWest.  ViaWest shall notify Customer of any consistently recurring alerts due to a condition or component that is outside the scope of the Service to be provided by ViaWest and shall provide Customer with an opportunity to correct the condition or the component causing the alerts prior to placing it in a “testing” status.  Upon notification by Customer that the condition or component has been addressed to eliminate the recurring alerts, ViaWest shall bring the condition or component back to a “production” status unless ViaWest determines that the recurring alerts still are occurring.

14.A.                   Power Utilization.  This Section 14 shall apply with respect to all colocation-related Service provided to Customer pursuant to this Agreement.  For colocation-related Service provided on a per cabinet basis, in the event that Customer’s sustained power utilization exceeds 5,000 watts per cabinet, then one of the following must occur as determined by ViaWest:  (a) Customer shall purchase additional colocation cabinet space at the then-current rates in order to reduce power utilization below 5,000 watts per cabinet; (b) ViaWest shall increase Customer’s colocation cabinet and power pricing set forth on the applicable Order Form, at its reasonable discretion, to offset the increased power and data center support costs; or (c) Customer shall decrease its power utilization below 5,000 watts per cabinet.  For colocation-related Service provided on a square foot basis, in the event that Customer’s sustained power utilization exceeds 120 watts per square foot, then one of the following must occur as determined by ViaWest:  (a) Customer shall purchase additional colocation space at the then-current rates in order to reduce power utilization below 120 watts per square foot; (b) ViaWest shall increase Customer’s colocation space and power pricing set forth on the applicable Order Form, at its reasonable discretion, to offset the increased power and data center support costs; or (c) Customer shall decrease its power utilization below 120 watts per square foot.

14.B.                   Circuit Breaker Utilization.  In the event that any of Customer’s allocated circuit breaker(s) carry greater than eighty percent (80%) of its continuous current load based on National Fire Protection Association 70 Article 210.20 (A), then one of the following must occur as determined by ViaWest:  (a) Customer shall purchase additional power circuits at the then-current rates in order to reduce circuit breaker utilization to less than eighty percent (80%) of its rated current or (b) Customer shall decrease its circuit breaker utilization to eighty percent (80%) of its rated current.

14.C.                   Primary and Redundant Power.  In the event that Customer orders a primary power circuit or a redundant power circuit, such Service must be utilized as set forth on the applicable Order Form.  If Customer is found to be using a redundant power circuit as a primary power circuit, then one of the following must occur as determined by ViaWest: (a) ViaWest shall increase Customer’s power pricing set forth on the applicable Order Form, at its reasonable discretion, to the then-current rates for primary power circuit or (b) Customer shall begin utilizing the redundant power circuit in a redundant manner as reasonably determined by ViaWest.  For purposes of this Section 14.C., any redundant power circuit with utilization greater than 40% of the rated breaker capacity shall be deemed to being utilized as a primary power circuit.

15.                               Miscellaneous.  This Agreement, including the attached Order Form(s) and ViaWest’s AUP, Addendum and Data Center Rules, constitutes the entire agreement between the parties with respect to the Service and supersedes all prior representations, understandings, and agreements between the parties with respect to the Service.  This Agreement may only be amended in a writing signed by both parties.  ViaWest’s AUP and Data Center Rules and any applicable Addendum may be amended from time to time in ViaWest’s sole discretion provided, however, any such amendment shal only become effective as to Customer, following notification of Customer.This Agreement does not grant or create any property interest by the Customer in any real or personal property of ViaWest, nor shall Customer contend otherwise.  This Agreement is not, and shall not be deemed to be, a lease, a sublease or a license from ViaWest to the Customer, and Customer shall not contend otherwise.  ViaWest, in its discretion, may alter its provision of any Service upon notice to Customer, provided that such alteration does not result in a material adverse change in the Service, as determined in accordance with industry standards, provided, however, that ViaWest’s ability to alter provision of any Service shall not in any way alter or affect ViaWest’s obligations pursuant to Article 13 of this Agreement.  Customer shall cooperate with ViaWest in any investigation of the use or possible use of the Customer’s Equipment, the Data Center or the Services for any illegal purpose or other than in strict compliance with ViaWest’s AUP.  In connection therewith, Customer acknowledges that ViaWest may cooperate with law enforcement agencies in investigations of such use or possible use in accordance with ViaWest’s privacy statement available at http://www.viawest.com/privacy-statement.html. No failure by either party to insist upon strict performance of any provision of this Agreement shall be construed as a waiver of any of its rights hereunder.  In the event that any portion of this Agreement is held to be unenforceable, the unenforceable portion shall be construed as nearly as possible to reflect the original intent of the parties and the remainder shall remain in full force and effect.  All terms and provisions of this Agreement that should by their nature survive the termination of this Agreement shall so survive, including, without limitation, Sections 3, 4, 5, 6, 7, 8, 11, 12, and 15. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Signatures to this Agreement may be transmitted facsimile signature or in portable document format via electronic mail.

Agreed to and accepted by:

CUSTOMER:	Q2 Software, Inc.

/s/ Steve Blockburn		10/18/12
Signature of Authorized Representative		Date

Steve Blockburn, VP of DC Ops.
Name and Title of Authorized Representative

9430 Research Blvd.
Customer Address

Bldg 4, STE 400
Customer Address

VIAWEST, INC.

/s/ Karen Johnson		10/18/12
Signature of Authorized Representative		Date

Karen Johnson, VP
Name and Title of Authorized Representative

6400 S. Fiddler’s Green Circle
Suite 2000
Greenwood Village, CO 80111